1
Exhibit 7
J-Bird Music Group Ltd.
Form 10-SB, Amendment No. 1
File No. 0-24449

                      ASSIGNMENT AGREEMENT

     This Assignment Agreement, made this 3rd day of May, 1996 among Rhode Island Renal Institute, a Rhode Island non profit corporation with its principle place of business at 2736 Post Road, Warwick, Rhode Island 02886 ("RIRI"), Brooks Porter, an individual, residing at 381 Allen Avenue, Wakefield, Rhode Island 02879 ("PORTER"), CALTRON, Inc. a Pennsylvania corporation, with offices at 338 Pequot Avenue, Southport, Connecticut 06490 ("CALTRON").

     WHEREAS, PORTER and RIRI have entered into a Development and Investment Agreement dated November 21, 1995 ("D&I Agreement");

     WHEREAS,  pursuant  to  the  D&I Agreement  RIRI  agrees  to
provide  financial  support,  clinical  testing  facilities   and
supplies  to PORTER to assist his development of the Renal  Ozone
Sterilization System ("ROSS");

     WHEREAS, PORTER and RIRI desire to assign their interest in the ROSS and any interest created by the D&I Agreement to CALTRON and in exchange Caltron desires to transfer certain restricted common shares of CALTRON stock ("Stock') to RIRI;

     WHEREAS, CALTRON, INC. desires to accept assignment of the ROSS and any interest created by the D&I Agreement under the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual premises and promises contained herein, the signatory parties agree hereto as follows:

1.   Assignment.

      PORTER and RIRI herewith and hereby assign to CALTRON which herewith and hereby accepts said assignment from PORTER and RIRI the right to manufacture and distribute the ROSS and any interests created by the D&I Agreement among PORTER and RIRI ("Assigned Rights"). PORTER and RIRI agree to execute all documents necessary to effectuate the above contemplated assignments. PORTER and RIRI further agree that any future developments, whether patentable or otherwise, whether copyrighted or otherwise, developed from the pending Patents shall be assigned to CALTRON.

2. CALTRON Use of the Ross and the Interests Created Pursuant to the D&I Agreement.

     CALTRON shall use the Assigned Rights solely to manufacture and distribute the ROSS and for no other use.

3.   CALTRON  Reimbursement  to  PORTER  and  RIRI  for  Assigned

     Rights.


      CALTRON shall pay to RIRI a total of 125,00 shares of the Stock in exchange for the Assigned Rights at the time this Agreement is executed. The foregoing transfer of the Stock shall be subject to the representations and warranties of CALTRON and RIRI as indicated on Addendum A attached hereto and which is a part of this Agreement.

4.   RIRI's Unconditional Put Option.

       Notwithstanding the foregoing, RIRI shall have the unconditional right, within three (3) months of the date of this Agreement, to put the Stock which Caltron transferred to RIRI pursuant to this Agreement back to Caltron in exchange for either $500,000.00 or the Assigned Rights. RIRI shall exercise the put by sending written notice to Neal E. Fitzpatrick, Jr., President of Caltron, stating that it is exercising the put. The written notice shall specify whether RIRI will receive, in exchange for the put, either $500,000.00 or the Assigned Rights that RIRI has transferred to Caltron pursuant to this Agreement.

5.   CALTRON Royalty Payments to PORTER and RIRI..

      CALTRON agrees to pay to RIRI as additional consideration for the Assigned Rights, a perpetual royalty of three (3%) percent of all commercial sales made by CALTRON related to the Assigned Rights. CALTRON agrees to make available, to PORTER and RIRI, CALTRON's sales records with regard to sales related to the Assigned Rights. CALTRON agrees to pay the 3% royalty on an annual basis which payment shall be made within 30 days of the close of CALTRON's fiscal year.

6.   Development by RIRI and PORTER.

     PORTER and RIRI shall devote its best efforts to develop the ROSS project by January 1, 1997, including, but not limited to, completing the testing of the effectiveness of the ROSS and to further develop the efficiencies of the sterilization technology.

7.   Patent Application.

      PORTER and RIRI will file a patent application for the ROSS by May 9, 1996. They will also provide a letter from patent counsel, who shall be acceptable to all parties, stating that the application complies with all legal requirements.

8.   Patent Infringement.

      PORTER and RIRI agree to defend any patent infringements by third parties.

9.   Testing.

      PORTER and RIRI shall conduct clinical testing of the ROSS system, testing shall include but not be limited to, standard sterility testing of the Dialyzer and comparison to standard chemical reuse sterilization techniques.

10.  Reversion  of  Assignment to RIRI and  PORTER  Upon  Certain

     Conditions.


      If CALTRON does not generate a total of $500,000 in commercial sales of sales directly related to the Assigned Rights within 5 years of the date of this Agreement, all rights granted to CALTRON pursuant to this Agreement shall terminate and shall revert back to RIRI and PORTER.

11.  Miscellaneous.

     a. Governing Law. This Agreement shall be governed by the laws of the State of Rhode Island.

     b.   Counterparts.   This  Agreement  may  be  executed   in
          multiple counterparts, each of which may be deemed an original instrument.

     c. Assignment. This Agreement shall not be transferred or assigned by either party without the express written consent of the other party and such consent shall not be unreasonably withheld.

     d. Modification. This Agreement may only be modified in writing signed by the parties.

     IN WITNESS WHEREOF, the parties have set their hands and seal this day, month, and year above written.

CALTRON, INC.                           BROOKS PORTER

/s/   Neal  E.  Fitzpatrick,  Jr.                       /s/Brooks
Porter
President

RHODE ISLAND RENAL INSTITUTE, INC.

/s/ James Cook
Executive Director

                           ADDENDUM A

Caltron's Representations.

     Caltron represent and warrant to the RIRI as follows:

          1.     Ownership  of  the  Stock.   Caltron   is   duly
authorized to issue and by this Agreement transfers to the RIRI the Stock, free and clear of hens, encumbrances, restrictions and claims of every kind. Caltron has full legal right, power and authority to enter this Agreement and to issue the Stock. There is no legal action pending or (to the knowledge of Caltron) threatened affecting the stock ownership, nor is there any reasonable basis for such an action.

          2. Liabilities. Caltron does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise and whether due or to become due) resulting from or arising out of any transaction entered into, any action taken or omitted, or any state of facts existing on or before the Closing Date. All others are released or otherwise eliminated by Caltron on or before Closing. To the best of Caltron's knowledge there is no basis for any claim against Caltron for any material liabilities or obligations not disclosed, including liabilities pertaining to hazardous waste materials or toxic or waste-like substances. Caltron is not indebted to any director, officer, employee or agent of Caltron, and Caltron is indebted to a stockholder which has been disclosed to RIRI.

          3. Financial Statements. Caltron agrees to deliver to the RIRI audited financial statements of Caltron. These will accurately present Caltron's financial position at the time issued and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout preceding periods. There has been no material adverse change in Caltron's business, assets, properties, liabilities or financial condition since the date of the Financial Statements and no future changes are expected. Caltron has operated solely in the ordinary course of business to date.

          4. Assets, Property. Caltron has good and marketable title to all of the properties and assets which the Financial Statements state that it owns, and they are not subject to any mortgages, pledges, hens, encumbrances or other charges of any kind or nature whatsoever. Other than the properties owned by Caltron on the date of this Agreement, there are no properties tangible or intangible owned by Caltron or other third parties which are used in the day-to-day operation of Caltron.

           5. Corporate Matters. Caltron is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania. Caltron has all requisite corporate power and authority to own and use its properties, to carry on its business as now conducted and as proposed to be conducted. The copies of Caltron's Articles of Incorporation and By-Laws, in each case as amended through the date of this Agreement, and its stock ledgers, stock transfer books, other stock records and records of all of its corporate proceedings, including those of its shareholder and directors, which have been furnished to the RIRI are true, correct and complete.
          6. Capitalization. Caltron's authorized capital consists solely of 25,000,000 shares of common stock, of which 2,300,000 are currently outstanding. No shares of common stock have been reserved for any purpose, or are held in its treasury, and there are no outstanding securities that are convertible into or exchangeable for shares of common stock. All of the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and non-assessable, and have been offered, sold, issued and delivered in accordance with all applicable federal and state securities laws.

          7. Authorization. This Agreement has been duly executed and delivered and constitutes Caltron's binding obligation, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby does not and will not (i) conflict with or result in a breach of terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any lien, security interest, charge or encumbrance upon the Stock or Caltron's assets pursuant to, (iv) give any third parties the right to accelerate any obligation under, (v) result in a violation of, or (vi) except for those consents, authorizations or approvals which have been obtained or those notices, registrations or declarations which have been filed, require the authorization, consent or approval of, or the filing of any notice, registration or declaration with, any court or administrative or governmental body pursuant to: (A) Caltron's Articles of Incorporation, or By-Laws, as amended, (B) any law, statute, rule or regulation, or (C) any deed of trust, mortgage, agreement, instrument, order, lease, award, judgment or decree to which Caltron, the Stock or any of Caltron's properties are subject.

          8. Compliance with Laws, Litigation. Caltron has conducted its business in full compliance with all laws, rules and regulations applicable to it and its business, assets and properties, (including environmental, health or safety laws, rules and regulations) and has not received any claim or notice to the contrary. There are no judgments, orders, decrees or restrictions entered against Caltron. There are no actions, suits, proceedings or claims pending or, to the best of Caltron's knowledge, threatened against or affecting Caltron at law, in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, nor is there any reasonable basis therefor. Caltron is not subject to any arbitration proceedings or, to the best of Caltron's knowledge, any governmental investigation or inquiry. To the best of Caltron's knowledge, there is no basis for any of the foregoing. Caltron has not received any opinion, memorandum or advice from legal counsel to the effect that it is exposed to any liability or disadvantage which may be material to its business.

          9. Tax Matters. Caltron timely filed all tax returns and reports required to be filed by it and paid all taxes and assessments shown therein to be due or claimed to be due, together with all interest, penalties, assessments and deficiencies assessed in connection therewith. All tax obligations and liabilities to which Caltron was subject on the date of the Financial Statements are fully reserved for in the Financial Statements. No tax or related liabilities are proposed to be assessed or to the best of Caltron's knowledge threatened against Caltron nor is there any reasonable basis therefor. No waivers of statutes of limitations have been given or requested by Caltron.

          10. All Material Information. Caltron disclosed all material facts concerning itself and none of Caltron's representations or warranties or any information contained in any document furnished by Caltron contain any untrue statement of a material fact or omits any material facts necessary to make the statement contained therein or otherwise made not misleading.

RIRI's Representations.

     The RIRI represents and warrants to Caltron as follows:

          1. Authorization. RIRI has duly authorized by all necessary corporate action relating to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the RIRI, enforceable according to its terms.